Exhibit 99.1

Cathay General Bancorp And Asia Bancshares Inc. Complete Merger

LOS ANGELES, Aug. 3, 2015 /PRNewswire/ -- Cathay General Bancorp (NASDAQ: CATY), the holding company for Cathay Bank, announced today that it completed its merger with Asia Bancshares, Inc. at the end of the day on July 31, 2015. As a result of the transaction, Asia Bancshares, Inc. has been merged with and into Cathay General Bancorp, and Asia Bank has been merged with and into Cathay Bank. The completion of the merger results in a combined financial institution with total assets of approximately $12.4 billion and deposits of approximately $9.8 billion, 57 branches operating in nine states, and a presence in three overseas locations.

Under the terms of the merger, Cathay General Bancorp is issuing 2.58 million shares of its common stock and paying $57.0 million in cash for all of the issued and outstanding shares of Asia Bancshares stock, valuing the merger at approximately $139.9 million, based on Cathay General Bancorp's closing price on July 31, 2015. Based on properly and timely submitted and accepted elections, the stock consideration of 3.2134 shares of Cathay common stock per share of Asia Bancshares was over-subscribed by Asia Bancshares shareholders and subject to proration. As a result, approximately 36% of the shares of Asia Bancshares that were subject to stock elections will receive cash consideration of $86.76 per share of Asia Bancshares. Asia Bancshares shareholders who elected cash and those shareholders who failed to submit elections on a timely basis will receive cash consideration of $86.76 per share of Asia Bancshares. Any fractional Cathay General Bancorp common stock resulting from the aggregation will be paid in cash equal to the fraction multiplied by $32.43.

With the merger, Cathay Bank is creating a Senior Advisory Board that will provide guidance and direction for the combined bank in the Eastern Region. Four members of the Board of Directors of Asia Bank, Mr. Jentai Tsai, Mr. Yu-Shyang Tsai, Mr. Wu-Hsing Liao, and Ms. Kathy Huang, will join the Senior Advisory Board as Chairman of the Senior Advisory Board and Senior Advisory Board members, respectively, upon the closing.

ABOUT CATHAY GENERAL BANCORP
Cathay General Bancorp is the holding company for Cathay Bank, a California state-chartered bank. Founded in 1962, Cathay Bank offers a wide range of financial services. Cathay Bank currently operates 33 branches in California, 12 branches in New York State, three in the Chicago, Illinois area, three in Washington State, two in Texas, one in Maryland, one in Massachusetts, one in Nevada, one in New Jersey, one in Hong Kong, and a representative office in Taipei and in Shanghai. Cathay Bank's website is found at http://www.cathaybank.com/.

FORWARD-LOOKING STATEMENTS
Statements made in this press release, other than statements of historical fact, are forward-looking statements within the meaning of the applicable provisions of the Private Securities Litigation Reform Act of 1995 regarding management's beliefs, projections, and assumptions concerning future results and events. Forward-looking statements are based on estimates, beliefs, projections, and assumptions of management and are not guarantees of future performance. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our historical experience and our present expectations or projections. Some of these risks are described in the Cathay General Bancorp's Annual Report on Form 10-K for the year ended December 31, 2014 (Item 1A in particular), other reports filed with the Securities and Exchange Commission ("SEC"), and other filings Cathay General Bancorp makes with the SEC from time to time. Cathay General Bancorp has no intention and undertakes no obligation to update any forward-looking statement or to publicly announce any revision of any forward-looking statement to reflect future developments or events, except as required by law.

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CONTACT: Heng W. Chen, (626) 279-3652